Exhibit 99

                             Joint Filer Information


Name:                      Elan International Services, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOR BioPharma, Inc. (DOR)


Date of Earliest
Transaction Required
to be Reported:            02/11/04


Signature:                 /s/ Debra Moore Buryj
                           --------------------------
                           Name:  Debra Moore Buryj
                           Title:  Vice president
                           ELAN INTERNATIONAL SERVICES, LTD.



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                                                        Joint Filer Information


Name:                      Elan Pharmaceutical Investments, Ltd.


Address:                   102 St. James Court
                           Flatts, Smiths FL 04
                           Bermuda


Designated Filer:          Elan Corporation, plc


Issuer & Ticker Symbol:    DOR BioPharma, Inc. (DOR)


Date of Earliest
Transaction Required
to be Reported:            02/11/04


Signature:                 /s/ Debra Moore Buryj
                           --------------------------
                           Name:  Debra Moore Buryj
                           Title:  Vice President
                           ELAN PHARMACEUTICAL INVESTMENTS, LTD.